Exhibit 99.1

February 1, 2018

Liberty Interactive Corporation Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation’s (“Liberty Interactive”) (Nasdaq: QVCA, QVCB, LVNTA, LVNTB) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2017 on Thursday, March 1st, at 11:00 a.m. (E.S.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding both Liberty Interactive Corporation and Liberty TripAdvisor Holdings.  During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters including the proposed acquisition of General Communication, Inc. (“GCI”) by Liberty Interactive, its combination with Liberty Ventures Group and the subsequent split-off of Liberty Interactive’s interest in the combined company (“GCI Liberty”).

Please call ReadyTalk at (866)  548-4713 or (323)  794-2093, passcode 9151576, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the fourth quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive Corporation website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups: the QVC Group and the Liberty Ventures Group. The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive Corporation's subsidiaries, QVC, Inc., HSN, Inc. and zulily, llc, and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the QVC Group, including its interests in Liberty Broadband Corporation and FTD, Liberty Interactive Corporation’s subsidiary Evite, and minority interests in ILG, Lending Tree and Charter Communications.

Liberty Interactive Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Interactive Corporation